Form 8-K Current Report	Page 1 of 3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

ALPHA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-55586	90-1020566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4162 Meyerwood Drive, Houston, TX                 77025

(Address of principal executive offices)                (Zip Code)

Registrant’s telephone number, including area code: 713-316-0061

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Form 8-K Current Report	Page 2 of 3

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase and Sale Agreement

On March 13th, 2019, Alpha Energy, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Premier Gas Company, LLC. (“Premier”) to acquire oil and gas assets in Oklahoma in consideration of a Purchase Price of One Million Six Hundred Thousand Dollars ($1,600,000.00) (the “Purchase Price”) that includes a non-refundable deposit in the amount of Fifty Thousand Dollars ($50,000.00) (the “Deposit) through the Escrow Agent. The Deposit shall be credited against the cash portion of the Purchase Price at Closing. Although the dates on the Purchase and Sale agreements were dated January 29th, 2019, the contracts were not ultimately delivered to the company until March 13th, 2019 and deposit was advanced to the Escrow Agent.

The shallow oil and gas well prospect is located in Rogers County, Oklahoma and consists of approximately 3,429 acres of proven developed and non- developed oil and gas leases. The leases contain 126 developed oil and gas wells, 4 salt water injection wells, and well production equipment. Included is 20.5 miles of 4" gas gathering lines, 4 miles of 2" saltwater gathering lines. 2 delivery connections for natural gas sales and 1 LTX-LNG natural gas processing equipment. Since the infrastructure currently exists, it will reduce the capital necessary to increase production. Upon acquisition, the first objective is to recomplete, rework and repair older equipment. Once the first phase is complete and cash flow is established, phase two will be implemented. In phase two, we will drill shallow wells in order to test formations from the Bartlesville (600') to the bottom of the Granite (2,520'). This will increase total production and add reserves.

For further information, please contact info@alpha-energy.us.

This brief description of the Purchase and Sale Agreement and Escrow Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Purchase and Sale Agreement is attached to this Current Report on Form 8-K as Exhibits 10.1.

ITEM 7.01  REGULATION FD DISCLOSURE

On March 14th, 2019, we issued a press release announcing the purchase of Premier Gas Company’s Rogers Project. A copy of the press release is filed as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Description
10.1	Purchase and Sale Agreement
99.1	Press release, dated March 14, 2019

Form 8-K Current Report	Page 3 of 3

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Dated: March 14th, 2019

ALPHA ENERGY, INC.

/s/ John Lepin

John Lepin, CFO/President